Exhibit 5.1

(313) 465-7000 Fax: (313) 465-8000 www.honigman.com

October 10, 2014

Diplomat Pharmacy, Inc.

4100 S. Saginaw St.

Flint, MI 48507

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Diplomat Pharmacy, Inc., a Michigan corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) a maximum of 4,000,000 (the “2014 Plan Shares”) shares of the Company’s common stock, no par value (the “Common Stock”), to be issued pursuant to awards under the Diplomat Pharmacy, Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”) and (b) a maximum of 6,235,331 (the “2007 Plan Shares” and, together with the 2014 Plan Shares, the “Shares”) shares of the Common Stock to be issued pursuant to granted option awards outstanding under the Diplomat Pharmacy, Inc. 2007 Option Plan (the “2007 Plan” and, together with the 2014 Plan, the “Plans”).

Based on our examination of such documents and other matters as we deem relevant, it is our opinion that the Shares to be offered by the Company under the Plans pursuant to the Registration Statement are duly authorized and, when issued and sold by the Company in accordance with the respective Plans and the awards thereunder, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/S/ HONIGMAN MILLER SCHWARTZ AND COHN LLP

2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

(313)465-7000

Detroit • Lansing • Oakland County • Ann Arbor • Kalamazoo